press information

MOOG INC., EAST AURORA, NEW YORK 14052   TEL-716/652-2000   FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	February 1, 2010		716-687-4225

MOOG REPORTS INCREASED SALES, LOWER EARNINGS

Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $495 million, up 11% from a year ago. Net earnings were $21.6 million and earnings per share were $.47. Earnings per share were down a third from last year’s first quarter, the quarter before the recession began to affect the Company’s results.

Aircraft segment sales of $175 million were up $12 million from last year, helped by sales associated with the fiscal 2009 acquisitions of the Wolverhampton flight controls business and the Fernau navigation aids business. Military aircraft sales of $109 million were up 6%, including $10 million from Wolverhampton. Sales were lower on the F-35 Joint Strike Fighter as the program transitions from development to production while aftermarket sales at $38 million were up over 40%.

Commercial aircraft sales of $57 million were level with the same quarter a year ago. Commercial aircraft sales from Wolverhampton of $11 million offset declines in both business jet products and in the aftermarket. OEM sales to Boeing and Airbus, excluding acquisition sales, maintained the same level as last year.

Space and Defense sales were $69 million in the quarter. Last year’s first quarter sales of $71 million included $14 million of sales for the Driver’s Vision Enhancer which did not repeat this year. Sales increased in controls for satellites, satellite launch vehicles and the Company’s new initiatives in security and surveillance and Naval applications. Work on the NASA Constellation program was up only slightly from last year.

Industrial Systems sales of $136 million were up 24% from a year ago. The Company’s recent acquisitions in the wind energy market added $44 million in sales to the quarter. Sales of controls for capital equipment, power generation and motion simulators continue to run at reduced levels.

Components Group sales of $85 million were up 4% from a year ago. The sales increases were in the aircraft and defense products which generated $56 million in revenue in the quarter. The largest sales increases were in fiber optic controls for the Eurofighter and de-icing systems for the Black Hawk helicopter. These increases offset declines in sales of marine, medical and industrial components.

Medical Devices segment sales at $29 million had the benefit of two recent acquisitions. Sales in the legacy product lines increased by 17% however, primarily as a result of increased sales of IV infusion pumps and administration sets.

Twelve month consolidated backlog on January 2, 2010 was $1.1 billion, up $220 million, or 25%, from a year ago, primarily related to acquisitions.

The Company has reaffirmed its guidance for fiscal 2010 and continues to project sales of $2.12 billion, net earnings of $103 million and earnings per share of $2.25 with a range of ± $.10.

“Our Company is in the early stages of a recovery from the recession-impacted results of last year,” said R.T. Brady, Chairman and CEO. “Our recent acquisitions have provided sales momentum and the segments that were most affected last year are slowly improving their profitability. We’re anticipating slow but steady improvement as the year progresses.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference herein that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the results described in the forward-looking statements. These important factors, risks and uncertainties include:

i.	fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices;
ii.	our dependence on government contracts that may not be fully funded or may be terminated;
iii.	our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales;
iv.	delays by our customers in the timing of introducing new products, which may affect our earnings and cash flow;
v.	the possibility that the demand for our products may be reduced if we are unable to adapt to technological change;
vi.	intense competition, which may require us to lower prices or offer more favorable terms of sale;
vii.	our indebtedness, which could limit our operational and financial flexibility;
viii.	the possibility that new product and research and development efforts may not be successful, which could reduce our sales and profits;
ix.
increased cash funding requirements for pension plans, which could occur in future years based on assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates;

x.	a write-off of all or part of our goodwill or intangible assets, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements;
xi.	the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting;
xii.	the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting;
xiii.	the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business;
xiv.
our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with acquired businesses for which we are not indemnified;

xv.	our dependence on our management team and key personnel;
xvi.	the possibility of a catastrophic loss of one or more of our manufacturing facilities;
xvii.	the possibility that future terror attacks, war or other civil disturbances could negatively impact our business;
xviii.	that our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes;
xix.	the possibility that government regulation could limit our ability to sell our products outside the United States;
xx.
product quality or patient safety issues with respect to our medical devices business that could lead to product recalls, withdrawal from certain markets, delays in the introduction of new products, sanctions, litigation, declining sales or actions of regulatory bodies and government authorities;

xxi.	the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation;
xxii.	changes in medical reimbursement rates of insurers to medical service providers, which could affect sales of our medical products;
xxiii.	the possibility that litigation results may be unfavorable to us;
xxiv.
our ability to adequately enforce our intellectual property rights and the possibility that third parties will assert intellectual property rights that prevent or restrict our ability to manufacture, sell, distribute or use our products or technology;

xxv.	foreign currency fluctuations in those countries in which we do business and other risks associated with international operations;
xxvi.	the cost of compliance with environmental laws;
xxvii.	the risk of losses resulting from maintaining significant amounts of cash and cash equivalents at financial institutions that are in excess of amounts insured by governments;
xxviii.	the inability to modify, to refinance or to utilize amounts presently available to us under our credit facilities given uncertainties in the credit markets;
xxix.	our ability to meet the restrictive covenants under our credit facilities since a breach of any of these covenants could result in a default under our credit agreements; and
xxx.	our customers’ inability to continue operations or to pay us due to adverse economic conditions or their inability to access available credit.

MOOG INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	January 2,	December 27,
	2010	2008

Net sales	$495,178	$446,088
Cost of sales	350,776	308,240

Gross profit	144,402	137,848

Research and development	23,882	25,130
Selling, general and administrative	78,127	69,199
Restructuring expense	1,819	-
Interest	10,728	9,601
Equity in earnings of LTi and other	394	(2,455)

Earnings before income taxes	29,452	36,373

Income taxes	7,891	6,103

Net earnings	$21,561	$30,270

Net earnings per share

Basic	$0.48	$0.71

Diluted	$0.47	$0.70

Average common shares outstanding

Basic	45,323,349	42,607,289

Diluted	45,592,874	42,986,088

MOOG INC.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	January 2,	December 27,
	2010	2008

Net Sales

Aircraft Controls	$175,060	$163,149

Space and Defense Controls	69,491	71,382

Industrial Systems	136,352	110,035

Components	84,906	81,504

Medical Devices	29,369	20,018

Net sales	$495,178	$446,088

Operating Profit (Loss) and Margins

Aircraft Controls	$17,610	$13,500
	10.1%	8.3%

Space and Defense Controls	7,519	13,580
	10.8%	19.0%

Industrial Systems	11,181	11,499
	8.2%	10.5%

Components	12,122	15,001
	14.3%	18.4%

Medical Devices	139	(2,224)
	0.5%	(11.1%)
Total operating profit	48,571	51,356
	9.8%	11.5%

Deductions from Operating Profit

Interest expense	10,728	9,601

Equity-based compensation expense	2,784	2,589

Corporate expenses and other	5,607	2,793

Earnings before Income Taxes	$29,452	$36,373

MOOG INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	January 2,	October 3,
	2010	2009

Cash	$101,301	$81,493

Receivables	523,265	547,571

Inventories	465,691	484,261

Other current assets	102,000	97,073

Total current assets	1,192,257	1,210,398

Property, plant and equipment	477,823	481,726

Goodwill and intangible assets	910,081	918,770

Other non-current assets	19,545	23,423
Total assets	$2,599,706	$2,634,317

Notes payable	$16,460	$16,971

Current installments of long-term debt	1,458	1,541

Contract loss reserves	43,850	50,190

Other current liabilities	353,844	377,559

Total current liabilities	415,612	446,261

Long-term debt	788,214	814,574

Other long-term liabilities	305,022	308,449

Total liabilities	1,508,848	1,569,284

Shareholders' equity	1,090,858	1,065,033
Total liabilities and shareholders' equity	$2,599,706	$2,634,317